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                                                                    EXHIBIT 5(C)
March 25, 1999

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Xerox Corporation                        Xerox Capital (Europe) plc
800 Long Ridge Road                      Parkway
P.O. Box 1600                            Marlow
Stamford, Connecticut 06904-1600         Buckinghamshire SL7 1YL
                                         England

Chase Securities Inc.                    Merrill Lynch & Co.
270 Park Avenue                          Merrill Lynch, Pierce, Fenner & Smith
New York, N.Y. 10017                     Incorporated
                                         World Financial Center
                                         North Tower
                                         New York, N.Y. 10281-1310

Goldman, Sachs & Co.                     J.P. Morgan Securities Inc.
85 Broad Street                          60 Wall Street
New York, N.Y. 10004                     New York, N.Y. 10260

Lehman Brothers Inc.                     Morgan Stanley & Co. Incorporated
3 World Financial Center                 1585 Broadway
New York, N.Y. 10285                     New York, N.Y. 10036

                                         Salomon Smith Barney Inc.
                                         Seven World Trade Center
                                         New York, N.Y. 10048
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Gentlemen:

     We have acted as special U.S. tax counsel for Xerox Corporation ("Xerox") and Xerox Capital (Europe) plc ("XCE", and collectively with Xerox, the "Issuers") in connection with the preparation and filing under the Securities Act of 1933, as amended, of the Registration Statement on Form S-3, Registration Nos. 333-73173 and 333-73173-01 (the "Registration Statement"), relating to the proposed offering and sale from time to time by the Issuers of debt securities (the "Debt Securities") from which the Issuers may receive up to an aggregate of $4,485,700,000 of proceeds and which will be issued under the Indenture referred to in the Prospectus Supplement (as defined below) (the "Indenture"). Debt Securities of XCE will be irrevocably and unconditionally guaranteed by Xerox pursuant to the Indenture.

     It is our opinion that if the offer and sale of the Debt Securities is conducted in the manner described in the Prospectus dated March 11, 1999 (the "Prospectus") and the Prospectus Supplement dated March 25, 1999 (the "Prospectus Supplement") and if the terms of the Debt Securities are as contemplated by the Prospectus and Prospectus Supplement, then the statements under the caption "United States Taxation" in the Prospectus Supplement (the "Tax Section") correctly describe certain United States Federal income tax consequences resulting from the purchase, ownership or disposition of Debt Securities by an initial holder thereof subject to United States income taxation. As described in the Tax Section, United States Federal income tax consequences with respect to Debt Securities having
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certain terms will be set forth in the pricing supplement to the Prospectus
Supplement relating to the offer and sale of such Debt Securities.

     We do not purport to be expert in, or to express any opinion concerning, the laws of any jurisdiction other than the Federal laws of the United States.

     We hereby consent to the reference to us and to the use of our name under the caption "United States Taxation" in the Prospectus Supplement.

                                          Very truly yours,

                                          Ivins, Phillips & Barker, Chartered

                                          By: /s/ IVINS, PHILLIPS & BARKER,
                                          CHARTERED
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